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                                                                Exhibit 10.5




                                   USFI, INC.
                           1212 Avenue of the Americas
                          New York, New York 10036-9998



                                  11 March 1997


Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer
TelePassport Telekom GmbH


Gentlemen:

This letter will confirm our mutual understanding with respect to the sale by you (collectively the "Shareholders") to USFI, Inc. or its successor ("USFI") of all of the issued and outstanding stock (the "Stock") of TelePassport Telekom GmbH, an Austrian corporation ("Telekom"). Each of you agrees that neither you nor Telekom will contact or talk to any other party (other than your attorneys and financial advisers with respect to the sale contemplated hereby) about the sale of Telekom or the stock thereof from the date hereof through the earlier of the Closing (as hereinafter defined) or 31 July 1997.

Pursuant to the terms and conditions of this Agreement, the Shareholders agree to sell, transfer and convey by notarial deed or other appropriate instrument of conveyance satisfactory to USFI, Inc. ("USFI") and USFI agrees to buy 100% of the shares of Telekom in exchange for the consideration detailed below. The Shareholders understand that it is contemplated that TelePassport Inc., a Delaware corporation, will succeed to the business of USFI and will engage in an initial public offering (the "IPO") of its Class B stock (one vote per share) (the "Class B Stock"). The rights of USFI under the Agreement may be assigned to any affiliate without the prior written consent of the Shareholders. Reference herein to USFI and to the stock to be delivered to the Shareholders hereby shall, where applicable, mean TelePassport Inc. and its Class B Stock. The closing of the sale of the Stock (the "Closing") shall be contingent on the closing of the IPO and shall occur simultaneously with the closing of the IPO, subject to the terms and conditions herein.

A. The purchase price for the Stock shall be $300,000, payable in Class B Stock (valued at the per share IPO offering price). The stock will be issued 40% to Franz Hruby ("Hruby"), 40% to Wolfgang Schlick ("Schlick") and 20% to Georg Hofer ("Hofer). All of the shares (the "Escrow Shares") shall be issued at Closing and shall immediately be deposited in escrow with Baer Marks & Upham LLP, as escrow agent (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit A (together with executed stock powers). The Escrow


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         Shares attributable to each of the Shareholders shall vest ratably over the period of 36 months from Closing at the rate of 1/36 per month, subject to the terms of the Escrow Agreement and the following: (1) in the event the Escrow Agent receives a Buyer Return Notice (as defined in the Escrow Agreement) that Hruby, Schlick and/or Hofer was terminated from his employment with Telekom (or in the case of Hofer, TelePassport GmbH) for "Cause" (as defined in the Employment Agreement) or otherwise resigned from such employment, then all of the remaining unvested Escrow Shares attributable to him held by the Escrow Agent shall cease to vest and the Escrow Agent shall return such unvested shares to USFI, (2) in the event the Escrow Agent receives a Buyer Claim Notice (as defined in his respective Escrow Agreement) that any of the Shareholders are in material breach of any of the terms or provisions of this Agreement which survive the Closing, then the Escrow Agent shall cease to release the remaining unvested Escrow Shares attributable to any such Shareholder pursuant to the monthly vesting schedule until Escrow Shares (valued at the market value of the shares based upon the average closing sale price for the 20 trading days ending 5 trading days prior to the Buyer Claim Notice) equal to the amount of damages or losses claimed to be incurred by Buyer pursuant to such notice ("Holdback Shares") shall have been withheld for resolution of such dispute pursuant to the Escrow Agreement and the balance of the unvested Escrow Shares after deducting the Holdback Shares shall continue to be released each month pursuant hereto, and (3) in the event of the death or Disability (as such term is defined in the respective Employment Agreement of Hruby or Schlick referred to in Paragraph E hereof or in Hofer's Employment Agreement with TelePassport
         GmbH) the Escrow Shares then held in escrow for such Shareholder shall immediately vest and except for any Escrow Shares then subject to a Buyer Claim Notice shall thereupon be distributed to such Shareholder. "Dollars" or $ when used herein shall refer to US dollars.

         The resale of the Class B Stock issued to the Shareholders hereunder will be subject to a lock-up agreement required by TelePassport Inc.'s underwriters from all of USFI's executives (anticipated to be 180 days) and to United States securities regulations and all stock certificates delivered will carry the normal legend to such effect.

B. USFI will provide through purchase or lease (equipped, furnished and installed) Teles ISDN routers costing approximately $100,000 and the Shareholders will guarantee one long-term contract for each of the additional routers. A long-term contract is at least twelve months in length. Each contract carries an approximate guaranteed value of $60,000. The liability which is created for the purchase or lease of the router inventory supplied by USFI will not be considered a liability under this agreement.

C. Telekom is presently indebted to the Shareholders in the aggregate amount of $91,171. At, or prior to the closing of the IPO, the Shareholders shall cause Telekom to repay Hruby and Schlick advances to the Company which shall not exceed $78,671 to Hruby


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         and $12,500 to Schlick. All other loans, advances or other payables to Shareholders will be contributed to capital. USFI acknowledges that upon the Closing, the Shareholders shall have no obligation with respect to the liabilities of Telekom which are set forth in Schedule H(ii) hereof. To this end, USFI agrees that at Closing (i) TelePassport Inc. shall cause all personal guarantees of Shareholders to any bank in respect of such liabilities described on Schedule H(ii) to be cancelled and, if necessary, replaced by an entity other than the Shareholders or repaid.

D. At Closing, Hruby and Schlick shall sign employment agreements with Telekom for a term of three (3) years, substantially in the form attached hereto as Exhibit B (the "Employment Agreements") at an initial base salary of fifty thousand dollars ($50,000). During the term of the employment agreements, Hruby and Schlick will be eligible to receive an annual bonus as determined by the shareholders of Telekom or their designee. The base salary will be reviewed once every twelve months and adjusted to at least a minimum amount necessary to keep current with increases in cost of living in Austria. The usual USFI protective documents executed by other executive officers of USFI with comparable responsibilities, such as Code of Ethics substantially in the form attached hereto as Exhibit C, shall be attached thereto and be a part thereof.

         D.1 In addition to the base salary detailed above, the Employment Agreements of Hruby and Schlick will provide, among other things for such employees to share equally,

                  (i) an override of 1 1/2% of TelePassport revenue generated in Austria by agents; and

                  (ii) an override of 2 1/2% of TelePassport revenue generated in Austria by direct sales to customers in Austria,

                  provided that, to the extent other employees of Telekom participate in commissions, they will be paid out of the percentages in (i) and (ii) above.

         D.2 Hruby and Mr. Pearson, on behalf of USFI, will discuss the possible granting of options to acquire USFI stock to employees of Telekom.

         D.3 100% of the non-TelePassport commissions received with respect to persons who are customers of Telekom as of the Closing or who are located in Austria and become customers after Closing will become revenue of Telekom.

E. Hruby and Schlick's Employment Agreements will provide for a benefits package (health, medical and life insurance) consistent with the requirements of Austrian law, to the extent


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         such benefits cover Austrian residents, as well as such other benefits as TelePassport generally provides to employees with comparable responsibilities, provided that the aggregate cost of all the benefits to each of Hruby and Schlick shall not exceed the aggregate cost of benefits to any similar employee in the United States.

F. Hruby and Schlick agree that between the date hereof and until the earlier to occur of (i) termination of this Agreement if a Closing does not occur by 31 July 1997 and (ii) termination of his employment by Telekom, pursuant to the terms of the Employment Agreement if a Closing does occur, they will refer all reasonable business opportunities relating to the telecommunications industry wherever located, including those in Germany and Austria, to USFI for evaluation and acceptance by USFI (within a reasonable time) if it so elects.

G. This Agreement may be converted by both sides into a more formal contract form. This Agreement is to be governed by the laws of the United States, except that Austrian law shall apply to the transfer of the Stock by notarial deed or other instrument of conveyance. The parties agree that jurisdiction for any dispute between them shall be in the state or federal courts in the State of New York and that service of process in any such dispute may be served by mail. To the extent that accounting principles are needed to understand this document, the accounting principles of the United States apply. Where there are language difficulties, this original English document shall prevail.

H.       Each Shareholder represents, warrants and covenants that:

         a) all information supplied by them with respect to Telekom, including but not limited to financial statements, is and will be true and correct;

         b) Telekom has no liabilities except as reflected in the financial statements delivered to USFI or which are immaterial and arose in the ordinary course of business after the date of any such financial statements; all of such liabilities being described on Schedule H(ii) hereto;

         c) Telekom has no material obligations and is not a party to any material contract other than those obligations and contracts that are listed on Schedule H(iii) hereto; Telekom has no contracts or other arrangements with any Shareholder, any of his family members or any entities affiliated with any Shareholder or his family members which cannot be terminated without any penalty or additional costs;

         d) the execution, delivery and performance of this Agreement does not require the consent of any person or party and will not conflict with, violate or result in a default under any agreement, contract, license or understanding to which any Shareholder or


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         Telekom is a party or by which either is bound other than such consents that are listed on Schedule H(iv) hereto;

         e) between the date hereof and the Closing, the Shareholders will cause Telekom to operate only in the ordinary course and consistent with past practices and will not permit Telekom to incur or suffer to exist any material obligation or liability or increase the compensation payable to any person by more than 5% without the consent of USFI;

         f) no later than 30 days after the close of each calendar month, Shareholders shall cause Telekom to deliver to USFI an income statement for the previous month and a balance sheet as of the last day of that month;

         g) the Stock represents all of the issued and outstanding shares of Telekom. The Stock is owned of record and beneficially by the Shareholders and is validly issued, fully-paid and non-assessable. There are no outstanding securities convertible into, exchangeable for or providing a right to acquire equity securities of Telekom. The sale of the Stock pursuant hereto will provide USFI at Closing with legal and valid title to such shares, free of all liens, security interests or other encumbrances;

         h) The Shareholders acknowledge that any right they may have to the TelePassport name or any derivative thereof is being conveyed to USFI pursuant to this Agreement; the Shareholders have no knowledge of any claim to the TelePassport name by any of them or any other person or party; the Shareholders have not granted or conveyed to any person or party (other than USFI pursuant hereto) any direct or indirect rights relating to the TelePassport name (or any derivative thereof); and

         i) the representations and warranties contained herein will be true and correct on the date of Closing as though made on such date.

I. This Agreement shall terminate if the IPO closing does not occur on or before 31 July 1997, provided, however, that any party whose breach of any provision of this Agreement caused or resulted in the failure of the Closing hereunder to occur simultaneously with the IPO closing shall not be relieved from liability with respect hereto. Paragraphs A, C, F, G, H, I, J, K and L of this Agreement shall survive the execution and delivery of this Agreement and Closing and shall remain in full force and effect, provided that any claim with respect to the breach of any provision of Paragraph H (other than clause (g) thereof) must be asserted prior to the later of (a) one year from the date of Closing or
         (b) 90 days after completion of the audit of Telekom's financial statements for the year ended December 31, 1997.

J. For the applicable periods specified in this Paragraph J, each of the Shareholders agrees


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         that he shall not, without USFI's prior written consent, directly or indirectly:

         (1) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, whether as a sole proprietor, shareholder (except as a passive holder of not more than three (3) percent of the outstanding shares of a corporation or other entity), owner, partner, joint venturer, employee, agent, manager, salesman, consultant, advisor, independent contractor, officer, director, promotor or otherwise, whether or not for compensation, with respect to any corporation, partnership, proprietorship, firm, association or other business entity, including, without limitation, any not-for-profit entity, which is engaged in (a) any telecommunications business presently conducted by USFI or any of its affiliates, or (b) any other telecommunications business conducted by USFI or any of its affiliates during the applicable period specified in paragraph (4) of this Paragraph J, (each such business described in clauses (a) and (b) above hereinafter referred to individually and collectively as the "Business").

         (2) Solicit any past, present or prospective customers or suppliers of Telekom, USFI or any of their affiliates, or other persons in a business relationship with Telekom, USFI or any of their affiliates for business or patronage in any way relating to any aspect of any of the Business, other than on behalf of Telekom, USFI or their affiliates in the course of his employment. He shall not request, directly or indirectly, customers or suppliers of Telekom, USFI or any of their affiliates, or other persons in a business relationship with Telekom, USFI or any of their affiliates, to cancel, curtail or divert their business with Telekom, USFI or any of their affiliates, or otherwise take action with respect to such customers or suppliers or other persons which might have an adverse effect on the Business.

         (3) Induce or attempt to induce any person who is an employee, officer or agent of Telekom, USFI or any of their affiliates to terminate or otherwise adversely affect such relationship with such entities, nor shall he solicit for employment, employ or engage, directly or indirectly, for on behalf of him or any third party, any such employee, officer or agent.

         (4) The provisions of paragraph (1) of this Paragraph J shall be operative and binding for a period beginning as of the Closing and ending (a) on the 6 month anniversary of the respective termination of Hruby and Schlick's employment, as the case may be, with Telekom in the event he resigns or is terminated with Cause (in accordance with the terms and provisions of the Employment Agreement) or (b) upon expiration of the term of the respective Employment Agreement provided he gives notice (in accordance with the terms of his Employment Agreement) to Telekom at least 90 days prior to such expiration that he does not intend to continue his employment with Telekom or any affiliate after such


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Mr. Franz Hruby
Mr. Wolfgang Schlick
Mr. Georg F. Hofer

         expiration, or if he gives such notice less than 90 days prior to such expiration, then 90 days after such notice is given. The provisions of paragraphs (2) and (3) of this Paragraph J shall be operative and binding for a period commencing as of the Closing and ending on the second anniversary of Hruby or Schlick's (as the case may be) termination of employment with Telekom (in accordance with his Employment Agreement). Hruby and Schlick acknowledge that the Business is conducted on a worldwide basis and agree therefore that each of the respective covenants set forth in this Paragraph J shall not be restricted by geographic region.

K. The parties hereto acknowledge that the damages incurred by either if the other breaches this Agreement will not only be substantial but also irreparable and that the legal remedy of damages will be insufficient. Accordingly, the parties agree that in addition to any other remedies which may be available to them, they shall be entitled to specific performance of this Agreement and/or injunctive relief (including a preliminary injunction or temporary retraining order).

L. If any term or provision of this Agreement is finally determined by a court of law to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.


Please confirm your agreement with the foregoing by countersigning a copy of this Agreement where indicated below and returning it to us.

                                Very truly yours,

                                USFI, INC.

                                By:_______________________________
Agreed to:

 /s/  Franz Hruby
--------------------------------------
FRANZ HRUBY

 /s/  Wolfgang Schlick
--------------------------------------
WOLFGANG SCHLICK

 /s/ Georg F. Hofer
--------------------------------------
GEORG F. HOFER


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                                    EXHIBIT A


                                ESCROW AGREEMENT


                                   (omitted)





                                    EXHIBIT B


                              EMPLOYMENT AGREEMENTS


                                   (omitted)





                                   EXHIBIT C


                                 CODE OF ETHICS


                                   (omitted)





                                   (OMITTED)

                                 SCHEDULE H(ii)

                               List of Liabilities


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                                   (OMITTED)

                                 SCHEDULE H(iii)



                               MATERIAL CONTRACTS

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                                   (OMITTED)

                                 SCHEDULE H(iv)



                                REQUIRED CONSENTS
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